UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

Expion Energy Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 SW Deerhound Avenue

Redmond, OR 97756

(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant’s telephone number, including area code)

Expion360 Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Private Placement of Convertible Debentures and Warrants

Securities Purchase Agreement

On August 21, 2026 (the “Effective Date”), Expion Energy, Inc., formerly known as Expion360 Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”) providing for the issuance and sale to the Purchasers of (i) 8% Convertible Debentures Due August 21, 2029 (the “Convertible Debentures”) in the aggregate principal amount of $9,000,000, initially convertible into 9,000 shares (the “Preferred Conversion Shares”) of a series of preferred stock to be designated the Series A-1 8% Convertible Preferred Stock (the “Series A-1 Preferred Stock”), and (ii) Common Stock Purchase Warrants (the “Warrants”) to purchase up to 2,117,219 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is equal to 100% of the shares of Common Stock issuable upon conversion of the shares of the Series A-1 Preferred Stock as described in more detail below. Subject to the Company receiving Shareholder Approval and filing the Certificate of Designation of the Series A-1 Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, the Convertible Debentures will automatically convert into Preferred Conversion Shares. The Preferred Conversion Shares may subsequently be converted into shares of Common Stock on the terms set forth in the Certificate of Designation (once it is filed). The issuance of the Convertible Debentures and Warrants was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder (the “Private Placement”). Unless specifically defined herein, or unless the context requires otherwise, capitalized terms used herein have the meanings set forth in the Purchase Agreement.

The lead Purchaser in the Private Placement is Five Narrow Lane LP (“FNL”), which is affiliated with Joseph Hammer, who served as the Company’s Chief Executive Officer through the Effective Date and continues to serve as Chairman of the Company’s board of directors (the “Board”) on an interim basis. The Private Placement was approved by the disinterested members of the Board. For additional information regarding Mr. Hammer’s transition as Chief Executive Officer, see the section titled “Transition of Chief Executive Officer” in Item 5.02 of this Current Report on Form 8-K (this “Current Report”).

The Company expects to receive net proceeds of approximately $8,200,000 from the initial closing of the Private Placement (excluding proceeds from any cash exercise of the Warrants), after deducting fees payable to Palladium Capital Group, LLC, the Company’s placement agent in connection with the Private Placement (the “Placement Agent”), and estimated offering expenses. The Company expects to use the net proceeds for (i) the acquisition of certain oil and gas assets in Eastern Louisiana, and (ii) general corporate purposes, including working capital. For additional information regarding the acquisition of the oil and gas assets, see the section titled “—Oil and Gas Exploration Opportunity” in this Item 1.01 in this Current Report.

Pursuant to the Purchase Agreement, subject to the Company receiving Shareholder Approval, the Purchasers may also elect to purchase additional shares of the Company’s convertible preferred stock (the “AIR Preferred Stock”) with an aggregate stated value of up to $91,000,000, representing up to 91,000 shares of AIR Preferred Stock (the “Additional Investment Right”). At each additional closing of the sale of AIR Preferred Stock pursuant to an exercise of the Additional Investment Right, the AIR Preferred Stock will be issued in a separate series (e.g., Series A-2, Series A-3, etc.) pursuant to a new certificate of designation for each such series filed by the Company with the Nevada Secretary of State, which will have substantially similar terms as the Series A-1 Preferred Stock, but in each case with a different issuance date, number of authorized shares, and conversion price.

For a period of 12 months following the later of the Effective Date or the date of Shareholder Approval, each Purchaser has the right to participate in up to 33% of any subsequent issuance by the Company of Common Stock or Common Stock Equivalents (each, a “Subsequent Financing”), on the same terms, conditions and price provided for in such Subsequent Financing. If participating Purchasers’ elections exceed the 33% participation maximum in the aggregate, each Purchaser’s allocation is determined on a pro rata basis according to its initial subscription amount. The participation right does not apply with respect to certain Exempt Issuances.

Convertible Debentures

The Convertible Debentures issued to the Purchasers have an initial aggregate principal amount of $9,000,000 and mature on August 21, 2029 (the “Maturity Date”). Upon the Company’s receipt of Shareholder Approval and the filing of the Certificate of Designation with the Nevada Secretary of State, each Convertible Debenture will automatically convert into shares of Series A-1 Preferred Stock at a conversion price of $1,000 per share, resulting in the issuance of up to 9,000 Preferred Conversion Shares.

The Convertible Debentures accrue interest on the aggregate unconverted and then outstanding principal amount at the Applicable Federal Rate from the original issue date thereof, increasing to 8% per annum commencing on the first anniversary of the original issue date. Interest is payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the original issue date, on the conversion date, and on the Maturity Date, in each case payable in cash. From and after the occurrence and during the continuance of an Event of Default (as defined in the Convertible Debenture), the interest rate will increase by 5% per annum.

The Convertible Debentures are the direct, unsecured debt obligations of the Company.

So long as at least $2,250,000 in aggregate principal amount of the Convertible Debentures remains outstanding, the Company is subject to certain negative covenants, including restrictions on the incurrence of additional indebtedness, the creation of liens, the payment of cash dividends, and the repurchase of the Company’s equity securities, in each case subject to certain exceptions.

The Company may not prepay any portion of the principal amount of a Convertible Debenture without the prior written consent of the holders of the Convertible Debentures.

Series A-1 Preferred Stock and AIR Preferred Stock

The stated value of the Series A-1 Preferred Stock is $1,000 per share, subject to increase as set forth in the Certificate of Designation, and the stated value of the AIR Preferred Stock is $1,000 per share (as applicable, the “Stated Value”). Each share of the Series A-1 Preferred Stock and the AIR Preferred Stock will be convertible, at any time and from time to time, from and after the applicable original issue date thereof at the option of the holder thereof, into that number of shares of Common Stock (subject to the Beneficial Ownership Limitation (as defined in the Certificate of Designation) and the Issuable Maximum) determined by dividing the Stated Value of such share of the Series A-1 Preferred Stock and the AIR Preferred Stock, as applicable, by the conversion price thereof.

The initial conversion price for the Series A-1 Preferred Stock is $4.25 per share, which is equal to 105% of the average of the daily VWAPs for the five trading days prior to August 21, 2026, and is subject to adjustment as described in the Certificate of Designation, including in the event of dilutive issuances (subject to certain exceptions). The initial conversion price of the first $10,000,000 in the aggregate of the AIR Preferred Stock will equal 150% of the initial conversion price of the Series A-1 Preferred Stock and, thereafter, the AIR Preferred Stock issuable pursuant to all subsequent exercises of the Additional Investment Right will have an initial conversion price equal to the lower of (x) the initial conversion price of the Series A-1 Preferred Stock, and (y) 90% of the arithmetic average of the three lowest daily VWAPs during the five trading days prior to the date of exercise of the Additional Investment Right, provided in all cases the conversion price of the AIR Preferred Stock will not be less than $0.72 per share, which is equal to 20% of the Nasdaq Minimum Price on the date prior to the Effective Date (subject to adjustment for reverse and forward stock splits, recapitalizations, and similar transactions following such date, the “Floor Price”), and the conversion price of the AIR Preferred Stock will be subject to adjustment as described in the applicable certificate of designation, including in the event of dilutive issuances (subject to certain exceptions). There is no mandatory conversion, repurchase or redemption right by the Company with respect to the Series A-1 Preferred Stock or AIR Preferred Stock, nor is there any restriction on the repurchase or redemption of the Series A-1 Preferred Stock or AIR Preferred Stock by the Company.

Subject to certain exemptions, if the Company sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise dispose of or issue, any Common Stock or Common Stock Equivalents at an effective price per share that is lower than the then applicable conversion price of the Series A-1 Preferred Stock and/or AIR Preferred Stock, then such conversion price will be reduced to equal the lower price of such dilutive issuance (but in no event lower than the Floor Price). Issuances under the Additional Investment Right are not exempt and could trigger this anti-dilution protection. If the Company receives a conversion notice with respect to Series A-1 Preferred Stock when the applicable conversion price then in effect (without regard to the Floor Price) is lower than the Floor Price then in effect (such amount, the “Applicable Conversion Price”), then the Company will, in its sole discretion, either (a) reduce the Floor Price to the Applicable Conversion Price and allow such conversion to be made at the Applicable Conversion Price, or (b) issue a number of shares of Common Stock equal to the Stated Value of the Series A-1 Preferred Stock to be converted divided by the Floor Price (without adjusting to the Applicable Conversion Price) and either (i) pay the economic difference in cash or (ii) add the economic difference to the Stated Value of the holder’s shares of Series A-1 Preferred Stock that remain unconverted following such conversion. This adjustment provision only applies to the Series A-1 Preferred Stock and will not apply to any AIR Preferred Stock issued upon exercise of the Additional Investment Right.

The Series A-1 Preferred Stock and AIR Preferred Stock bear cumulative dividends that accrue at a per annum rate of 8%, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first anniversary of the issuance date of the Series A-1 Preferred Stock and AIR Preferred Stock, as applicable, and on each Conversion Date (as defined in the applicable certificate of designation) thereafter, payable in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable registered shares of Common Stock, or a combination thereof, at a dividend conversion rate equal to the lesser of (x) the applicable Conversion Price, or (y) 90% of the arithmetic average of the three lowest daily VWAPs during the five trading days prior to the applicable dividend payment date, provided that the dividend conversion rate will not be less than the Floor Price. Payment of dividends in shares of Common Stock is subject to satisfaction of certain equity conditions as described in the applicable certificate of designation.

Except as otherwise set forth in the applicable certificate of designation or required by law, the Series A-1 Preferred Stock and AIR Preferred Stock have no voting rights.

Warrants

Pursuant to the Purchase Agreement, the Company agreed to issue to each Purchaser a Warrant to purchase shares of Common Stock, equal to 100% of the shares of Common Stock issuable upon conversion of the shares of the Series A-1 Preferred Stock to be issued to such Purchaser upon conversion of the Debentures. The Warrants are exercisable for an aggregate of up to 2,117,219 shares of Common Stock. No additional Warrants shall be issued in connection with the exercise of the Additional Investment Right.

The Warrants have an initial exercise price per share of $4.25, which is equal to the initial conversion price of the Series A-1 Preferred Stock (the “Exercise Price”). The Exercise Price is subject to adjustment on the same terms of adjustment set forth in the Certificate of Designation, including in the event of dilutive issuances (subject to certain exceptions). The Warrants will be exercisable, subject to the Beneficial Ownership Limitation and the Issuable Maximum, immediately upon issuance, and will have a term of exercise equal to five years.

If a registration statement under the Securities Act registering the resale of the shares of Common Stock underlying the Warrants is not effective, the holder may elect to exercise the Warrants through a cashless exercise.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company agreed to file (a) a resale registration statement with respect to the public resale of the Common Stock issuable upon conversion of the Series A-1 Preferred Stock and upon exercise of the Warrants not later than 20 days after the Company receives Shareholder Approval, and to use commercially reasonable efforts to cause such registration statement to become effective no later than 45 days after the Company receives Shareholder Approval, or 75 days in the event of a “full review” by the Securities and Exchange Commission (the “SEC”), and (b) a resale registration statement with respect to the public resale of the Common Stock issuable upon conversion of the AIR Preferred Stock not later than the earliest practical date on which the Company is permitted by SEC guidance to file such registration statement after each closing of the exercise of any Additional Investment Right, and to use commercially reasonable efforts to cause each such registration statement to become effective no later than 30 days after filing, or 60 days in the event of a “full review” by the SEC.

The foregoing descriptions of the Purchase Agreement, Debenture, Warrant, Certificate of Designation, and Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the complete text of such documents, which are attached as Exhibits 10.1, 4.1, 4.2, 3.1 and 10.2, respectively, to this Current Report, and are incorporated herein by reference.

Placement Agent Agreement

On June 27, 2026, the Company entered into a placement agent agreement (the “Placement Agreement”) with the Placement Agent pursuant to which the Company engaged the Placement Agent as its non-exclusive placement agent in connection with the Private Placement. The Company agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds from the sale of securities in the Private Placement, including the sale of the AIR Preferred Stock (but excluding proceeds from any cash exercise of the Warrants), provided that no fees are payable in connection with the sale of securities to FNL or any of its affiliates. In addition, the Company agreed to reimburse the Placement Agent for certain expenses incurred by it in connection with the Private Placement in the amount of $100,000.

Oil and Gas Exploration Opportunity

Membership Interest Purchase Agreement

On August 21, 2026, the Company entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) with the sellers set forth on the signature pages thereto (collectively, the “Sellers”), pursuant to which the Company agreed to acquire, and the Sellers agreed to sell, all of the issued and outstanding membership interests (the “Membership Interests”) of the target company (the “Target”) for a cash purchase price of $3,500,000 (the “Purchase Price”). The Target owns and controls assets related to an oil and gas exploration opportunity (the “Prospect”) encompassing an area of mutual interest in Eastern Louisiana targeting multiple stacked benches within a specific gas reservoir (the “AMI”). The Target’s assets include an existing oil and gas leasehold of approximately 3,000 net acres within the AMI, a wellbore (the “Well”), mineral title research covering approximately 13,000 net acres, and intellectual property developed in connection with the Prospect.

The Purchase Price is subject to certain adjustments, including for a $100,000 certificate of deposit held by the Target and a non-refundable earnest money deposit of $175,000 previously paid by the Company to the Sellers, resulting in an adjusted purchase price of $3,425,000 in cash paid at closing.

The Membership Interest Purchase Agreement contains customary representations and warranties and covenants made by the parties. The Membership Interest Purchase Agreement also includes certain post-closing covenants, including (i) confidentiality obligations of Sellers with respect to information concerning the Target, and (ii) a non-competition, non-circumvention, and non-solicitation covenants pursuant to which each Seller agreed not to, directly or indirectly, circumvent or compete with the Company or the Target by pursuing, acquiring, marketing, financing, leasing, developing, or otherwise exploiting any opportunity relating to the Prospect or the AMI without the Company’s prior written consent.

The Membership Interest Purchase Agreement provides for mutual indemnification against losses arising from any breach of representations, warranties, or covenants. Sellers’ indemnification obligations are joint and several. There is no cap on indemnification liability.

Exploration Agreement

Concurrently with execution of the Membership Interest Purchase Agreement, the Company entered into an exploration agreement (the “Exploration Agreement”) with the Target and an experienced local counterparty to serve as lease manager (the “Lease Manager”). The Exploration Agreement governs the parties’ respective rights and obligations with respect to the Prospect, with the intent of facilitating the testing of the formation within the AMI through lateral drilling.

The Exploration Agreement addresses: (i) existing leases for the approximately 3,000 net acres the Target already owns (“Existing Leases”), (ii) leases for acreage within the AMI that was previously leased (“Previous Leases”), and (iii) new leases intended to be acquired within the AMI representing the expansion of the acreage footprint (“New Leases”). Pursuant to the Exploration Agreement, the Company will commit up to $4,000,000 to finance the leasing program, with no less than $2,500,000 dedicated to leasing at the prevailing market rates.

The Lease Manager will serve as the lease manager for the Prospect providing the Company with leasing services, including oversight of leasing agents, supervision of lease broker personnel, lease-database reporting, and digital mapping. The Lease Manager will receive a lease management fee of $50 per acre for any New Lease acquired.

Pursuant to the terms of the Exploration Agreement, the Company is required to use commercially reasonable efforts to initiate a mandatory well operation consisting of directional drilling of a new lateral wellbore out of the Well, with a total measured lateral length of no less than 4,000 feet, to a mutually agreed bottom-hole location and true vertical depth (the “Mandatory Well Operation”). The Exploration Agreement contemplates that the Mandatory Well Operation will occur no later than February 15, 2027, subject to customary exceptions.

The Exploration Agreement runs from the effective date until six months after the expiration of the last lease acquired within the AMI, unless extended in writing. The Company may remove the Lease Manager at any time for convenience upon ten business days’ written notice or immediately for cause; however, the Lease Manager’s ORRI will survive removal.

The Exploration Agreement reserves overriding royalty interests (“ORRI”) to both the Lease Manager and Cynergy Advisors, LLC (together with its assignee, “Cynergy”). As a result, the Company’s net revenue interest in the Prospect is approximately 75%. Kevin Sellers, the founder and managing member of Cynergy, has an indirect material interest in the Cynergy ORRI. Mr. Sellers has been appointed to serve as the Company’s Chief Executive Officer and as a member of the Board. For additional information regarding Mr. Sellers appointment as Chief Executive Officer, see the section titled “Appointment of Chief Executive Officer” in Item 5.02 of this Current Report.

The Exploration Agreement provides for mutual indemnification against losses arising from breach of the agreement, breach of representations and warranties, and any claim impairing a party’s ORRI.

The foregoing descriptions of the Membership Interest Purchase Agreement and Exploration Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the text of such documents, redacted copies of which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report, and are incorporated herein by reference.

Cynergy Consulting Agreement

On July 24, 2026, the Company entered into a consulting and due diligence engagement agreement (the “Consulting Agreement”) with Cynergy pursuant to which it was engaged to coordinate and oversee the closing of the Company’s acquisition, and to provide advisory and technical support services in connection with the drilling and development of the Well. Under the Consulting Agreement, Cynergy is authorized to engage third-party vendors and service providers on behalf of the Company in furtherance of these services, subject to certain thresholds. Mr. Sellers is responsible for directing and overseeing the services provided by Cynergy on behalf of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer

Effective August 24, 2026 (the “Separation Date”), Joseph Hammer, the Chief Executive Officer and Chairman of the Board of the Company, is resigning from his role as Chief Executive Officer. He will continue to serve as Chairman of the Board on an interim basis.

Appointment of Chief Executive Officer and Director

The Board has appointed Kevin Sellers to serve as the Company’s Chief Executive Officer and as a member of the Board, effective immediately upon Mr. Hammer’s resignation. In his role as Chief Executive Officer, Mr. Sellers will serve as the Company’s principal executive officer.

Mr. Sellers, age 54, has served as the Founder and Managing Member of Cynergy, a boutique investment banking firm based in Central Texas that specializes in upstream and midstream oil and gas transactions since 2009. Under his leadership, Cynergy has been a party to more than $5.0 billion in closed or advised transactions, and built Cynergy into a trusted advisor known for combining deep owner-operator experience with sophisticated capital markets expertise. Prior to founding Cynergy, Mr. Sellers co-founded and served as Managing Partner of KMR Capital, LLC, a boutique energy-focused investment bank, from 2003 to 2009, where he completed multiple debt and equity raises and helped launch three independent exploration and production companies. Concurrently, he co-founded and operated the Spyglass exploration and production partnerships, including Spyglass Cedar Creek LP, where he directed operations across 130,000 acres in the Rockies, raised equity and debt capital, and structured joint ventures. Mr. Sellers holds FINRA Series 7, 63, and 67 licenses and is a graduate of Texas State University.

In connection with his appointment as Chief Executive Officer, Mr. Sellers entered into an employment agreement with the Company (the “Sellers Employment Agreement”) effective August 24, 2026. Pursuant to the terms of the Sellers Employment Agreement, Mr. Sellers is an at-will employee and entitled to an initial base salary of $285,000, which will automatically increase to $315,000 upon the timely submission of the Company’s Annual Report on Form 10-K for the year ending December 31, 2026, and will further increase to $400,000 upon the Well achieving a specified minimum production test rate. Mr. Sellers is eligible for an annual cash incentive bonus with a target amount equal to 75% of his base salary, to be paid based performance objectives established annually by the Board or compensation committee of the Board (the “Compensation Committee”).

The Sellers Employment Agreement also provides that, upon any Sale Transaction (as defined in the Sellers Employment Agreement), Mr. Sellers will be entitled to a cash transaction bonus calculated based on the value of the cash consideration actually received by the Company in the Sale Transaction (the “Company Transaction Bonus”), with the bonus amount calculated based on a tiered approach with payments ranging from 5% to 2% of the Sale Transaction as the value increases. Mr. Sellers will remain eligible for the Company Transaction Bonus if his employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the Sellers Employment Agreement) within 12 months prior to the closing of a Sale Transaction, subject to certain conditions.

In addition, Mr. Sellers is entitled to participate in any retirement, paid time off, and health and welfare benefit plans, practices, policies and arrangements the Company may offer. Mr. Sellers is also entitled to reimbursement for reasonable expenses incurred in connection with the performance of his duties not to exceed $2,500 per month.

In connection with Mr. Sellers’ appointment, the Compensation Committee approved a grant of 50,000 restricted stock units (the “RSUs”) as an inducement award pursuant to Nasdaq Listing Rule 5635(c)(4). Twenty-five percent of the RSUs will vest on the first anniversary of the grant date, and the remainder will vest in 12 equal quarterly installments thereafter, in each case subject to Mr. Sellers’ continued employment, provided the RSUs will vest in full upon a change of control transaction.

If Mr. Sellers’ employment is terminated by the Company without Cause or he resigns for Good Reason, he will be entitled to receive (i) 12 months of continued base salary, (ii) any annual incentive bonus earned but unpaid, (iii) any Company Transaction Bonus earned, but unpaid, and any Company Transaction Bonus on any Sale Transaction that occurs within the 12 months following the date of termination, subject to certain conditions, and (iv) continued medical and dental coverage under COBRA for up to 12 months, in each case subject to his execution of a release of claims in favor of the Company and his continued compliance with the restrictive covenants described below.

The Sellers Employment Agreement includes customary non-competition, employee and customer non-solicitation, non-disparagement and confidentiality covenants, which apply during Mr. Sellers’ employment and for 12 months following termination. The non-competition covenant is subject to an exception permitting Mr. Sellers to continue his activities as a principal of Cynergy, provided that neither he nor Cynergy pursues or exploits any opportunity relating to the Prospect or AMI without the Company’s prior written consent.

Mr. Sellers will not receive any additional compensation for service on the Board.

There are no arrangements or understandings between Mr. Sellers and any other person pursuant to which he was appointed as Chief Executive Officer or director. There are no family relationships between Mr. Sellers and any director or executive officer. Except for (i) his employment relationship with the Company and the compensation arrangements arising in connection therewith, (ii) his indirect material interest in the Cynergy ORRI, and (iii) the Consulting Agreement, there are no relationships involving Mr. Sellers that are required to be reported pursuant to Item 404(a) of Regulation S-K. The Sellers Employment Agreement was approved by the disinterested members of the Board.

The foregoing description of the Sellers Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of such document, which is attached as Exhibit 10.5 to this Current Report, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Certificate of Amendment”), with the Nevada Secretary of State to effect a change of the Company’s name from “Expion360 Inc.” to “Expion Energy, Inc.” (the “Name Change”), which is intended to better align with the Company’s expanded energy platform and broadened operating strategy as a result of the acquisition of the oil and gas exploration opportunity as discussed above.

The Certificate of Amendment became effective as of 12:01 a.m. Pacific Time on August 20, 2026. The Board approved the Name Change and the Certificate of Amendment pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”). Pursuant to NRS Section 78.390(8), stockholder approval was not required to complete the Name Change or approve the Certificate of Amendment.

In connection with the Name Change, the Board also approved an amendment (the “Bylaws Amendment”) of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective upon the effectiveness of the Certificate of Amendment, to reflect the Name Change. No other changes were made to the Bylaws.

The Name Change does not affect the rights of the Company’s securityholders. Securityholders do not need to take any action in connection with the Name Change. The CUSIP number for the Common Stock will remain 30218B308.

The foregoing descriptions of the Certificate of Amendment and the Bylaws Amendment do not purport to be complete and are subject to and qualified in their entirety by reference to the complete text of such documents, which are attached as Exhibits 3.2 and 3.3, respectively, to this Current Report, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2026, the Company issued (i) a press release announcing the initial closing of the Private Placement, and (ii) a separate press release announcing the Company’s acquisition of the oil and gas exploration opportunity and the appointment of Mr. Sellers as Chief Executive Officer and a member of the Board. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information provided in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A-1 8% Convertible Preferred Stock
3.2	Certificate of Amendment of Articles of Incorporation, effective as of August 20, 2026
3.3	Certificate of Amendment of Amended and Restated Bylaws, dated August 20, 2026
4.1	Form of 8% Convertible Debenture Due August 21, 2029
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3*	Membership Interest Purchase Agreement, dated August 21, 2026, by and among the Company and the Sellers
10.4*	Exploration Agreement, dated August 21, 2026, by and among the Company, Target and the Lease Manager
10.5*	Employment Agreement, dated August 24, 2026, by and between the Company and Kevin Sellers
99.1	Press Release, dated August 24, 2026 (Oil and Gas Exploration Opportunity)
99.2	Press Release, dated August 24, 2026 (Private Placement)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Portions of this exhibit have been redacted and schedules and certain exhibits have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit and to furnish supplementally any omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the Company’s intention to seek Shareholder Approval that, if approved, will enable (a) the Convertible Debentures to automatically convert into shares of Series A-1 Preferred Stock, (b) the Purchasers to elect to purchase shares of AIR Preferred Stock pursuant to the exercise of the Additional Investment Right, and (c) the Purchasers to be issued, under applicable Nasdaq listing rules, 19.99% or more of the Company’s outstanding shares of Common Stock in connection with the transactions contemplated by the Purchase Agreement, including (i) shares issuable upon conversion of the Series A-1 Preferred Stock, (ii) shares issuable upon conversion of the AIR Preferred Stock, (iii) shares issuable in payment of dividends accrued on shares of Series A-1 Preferred Stock and/or AIR Preferred Stock, and (iv) shares issuable upon exercise of the Warrants, as well as in connection with any future adjustments of the conversion price, stated value, or exercise price. This filing does not constitute a solicitation of any vote or approval of the proposals to be voted on at any meeting of the Company’s stockholders. In connection with such a meeting, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC and may file additional relevant materials with the SEC. Following the filing of a definitive proxy statement with the SEC, the Company will mail or otherwise provide the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting regarding the business to be conducted at the meeting. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE BUSINESS TO BE CONDUCTED AT THE STOCKHOLDER MEETING BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT SUCH MEETING.

Stockholders may obtain a copy of the proxy statement and other documents the Company files with the SEC (when they become available) free of charge through the website maintained by the SEC at www.sec.gov. In addition, the Company makes available free of charge on its investor relations website at https://investors.expion360.com copies of materials it files with, or furnishes to, the SEC.

Participants in Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business to be conducted at the meeting of stockholders. Information regarding the names, affiliations and direct or indirect interests, by security holdings or otherwise, of the participants will be set forth in the definitive proxy statement to be filed in connection with the meeting of stockholders, which, when available, may be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION ENERGY, INC.

Date: August 24, 2026	By:	/s/ Shawna Bowin
	Name:	Shawna Bowin
	Title:	Chief Financial Officer